SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Check the appropriate box:

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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FLIR SYSTEMS, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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27700A SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498 -3547

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 26, 2006

To the Shareholders of FLIR Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of FLIR Systems, Inc. (the “Company”) will be held on Wednesday, April 26, 2006, at 2:00 p.m., at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205 for the following purposes:

1.	Election of Directors. To elect three Directors, one for a two-year term expiring in 2008 and two for three-year terms expiring in 2009;

2.	Ratification of Appointment of the Independent Registered Public Accounting Firm. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006; and

3.	Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on March 1, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board,

Earl R. Lewis

Chairman of the Board of Directors, President

and Chief Executive Officer

Wilsonville, Oregon

March 8, 2006

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

FLIR SYSTEMS, INC.

27700A SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498-3547

PROXY STATEMENT

for the

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 26, 2006

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of FLIR Systems, Inc., an Oregon corporation (“FLIR” or the “Company”), as part of the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors” or the “Board”) from holders of the outstanding shares of FLIR common stock, par value $0.01 per share (the “Common Stock”), for use at the Company’s Annual Meeting of Shareholders to be held on April 26, 2006, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, shareholders will be asked to elect three members of the Board of Directors, ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 and transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of FLIR on or about March 27, 2006.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on March 1, 2006 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 33,570 beneficial holders of the 69,116,306 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the three nominees for election to the Board of Directors and FOR the ratification of the appointment of the Company’s independent registered public accounting firm. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date, to the Corporate Secretary, FLIR Systems, Inc., 27700A SW Parkway Avenue, Wilsonville, Oregon 97070, or by attending the Annual Meeting and voting in person. However, a shareholder who attends the Annual Meeting need not revoke a previously executed proxy and vote in person unless such shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

ELECTION OF DIRECTORS

At the Annual Meeting three Directors will be elected, one for a two-year term expiring in 2008 and two for three-year terms expiring in 2009. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as Directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as Directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of Directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for the election of such other person as the Board of Directors may recommend.

Under the Company’s Articles of Incorporation and Bylaws, the Directors are divided into three classes. The term of office of only one class of Directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of Directors.

Information as to Nominees and Continuing Directors

The following table sets forth the names of the Board of Directors’ nominees for election as a Director and those Directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person’s age, principal occupation or employment during the past five years, the periods during which he has served as a Director of FLIR, the expiration of his term as a Director and the positions currently held with FLIR.

Nominees:	Age	Director Since	Expiration of Current Term	Expiration of Term for which Nominated	Position Held with FLIR

William W. Crouch	64	2005	2006	2008	Director
Earl R. Lewis	62	1999	2006	2009	President, Chief Executive Officer and Chairman of the Board of Directors
Steven E. Wynne	53	2000	2006	2009	Director

Continuing Directors:

John D. Carter	60	2003	2007	—	Director
Michael T. Smith	62	2002	2007	—	Director
John C. Hart	73	1987	2008	—	Director
Angus L. Macdonald	51	2001	2008	—	Director

GEN. WILLIAM W. CROUCH (US ARMY—RETIRED).    Gen. Crouch was elected to the Board of Directors in May 2005. His current term on the Board expires at the Company’s 2006 Annual Meeting of Shareholders, at which time his election to the Board for a two-year term expiring in 2008 will be voted upon. During his 36-year career in the United States Army, Gen. Crouch has served as Commanding General—Eighth Army and Chief of Staff, United Nations Command and US Forces Korea; Commander in Chief, United States Army, Europe; Commanding General, NATO Implementation (later Stabilization) Force, Bosnia/Herzegovina; and the US Army’s 27th Vice Chief of Staff. He now serves as one of five generals who oversee the Army’s Battle Command Training Program. In October 2000, Gen. Crouch was named co-chair of the USS COLE Commission, which was formed to examine the terrorist attack on the USS COLE. He is a Senior Mentor with the Leadership Development and Education Program for Sustained Peace at the US Naval Post Graduate School and serves on the Boards of the Community Anti-Drug Coalitions of America and the Keck Institute for International and Strategic Studies at Claremont McKenna College. Gen. Crouch was recommended to the Corporate Governance Committee for consideration for election as a Director by the Company’s Chief Executive Officer. He received a B.A. in Civil Government from Claremont McKenna College, and a M.A. in History from Texas Christian University while serving as an Assistant Professor of Military Science.

EARL R. LEWIS.    Mr. Lewis has served as Chairman, President and Chief Executive Officer of the Company since November 1, 2000. His current term on the Board expires at the Company’s 2006 Annual Meeting of Shareholders, at which time his election to the Board for a three-year term expiring in 2009 will be voted upon. Mr. Lewis was initially elected to the Board in June 1999 in connection with the acquisition of Spectra Physics AB by Thermo Instrument Systems Inc. He was formerly President and Chief Executive Officer of Thermo Instrument Systems, Inc. and is also a Director of Harvard BioScience, Inc. and a trustee of Dean College. Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended post-graduate programs at the University of Buffalo, Northeastern University and Harvard University.

STEVEN E. WYNNE.    Mr. Wynne was elected to the Board of Directors in November 1999. His current term on the Board expires at the Company’s 2006 Annual Meeting of Shareholders, at which time his election to the Board for a three-year term expiring in 2009 will be voted upon. Since March 1, 2004, Mr. Wynne has been President and Chief Executive Officer of SBI International, Ltd., parent company of sports apparel and footwear company Fila. From August 2001 through March 2002, and from April 2003 through February 2004, Mr. Wynne was a partner in the Portland, Oregon law firm of Ater Wynne LLP, the Company’s outside legal counsel. Mr. Wynne served as acting Senior Vice President and General Counsel to the Company from April 2002 through March 2003. Mr. Wynne was formerly Chairman and Chief Executive Officer of eteamz.com, an on-line community serving amateur athletics, from June 2000 until its sale to Active.com in January 2001. From February 1995 to March 2000, Mr. Wynne served as President and Chief Executive Officer of adidas America, Inc. Prior to that time, he was a partner in the law firm of Ater Wynne LLP. Mr. Wynne received an undergraduate degree and a J.D. from Willamette University. Mr. Wynne also serves on the Board of Directors of Planar Systems, Inc.

JOHN D. CARTER.    Mr. Carter was elected to the Board of Directors in 2003. Mr. Carter was elected President and Chief Executive Officer of Schnitzer Steel Industries, Inc. in May 2005 and is also a principal at Imeson & Carter, a consulting firm focused primarily on strategic planning and problem solving for national and international businesses. From 1982 to 2002, Mr. Carter served in a variety of senior management capacities at Bechtel Group, Inc. including Executive Vice President and Director, as well as President of Bechtel Enterprises, Inc., a wholly owned subsidiary, and other operating groups. Mr. Carter is a member of the Board of Directors of Northwest Natural Gas Company. He received his B.S. in history from Stanford University and his J.D. from Harvard Law School.

MICHAEL T. SMITH.    Mr. Smith was elected to the Board of Directors in July 2002. From 1997 until his retirement in May 2001, Mr. Smith was Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation. From 1985 until 1997 he served in a variety of capacities for Hughes, including Vice Chairman of Hughes Electronics, Chairman of Hughes Missile Systems and Chairman of Hughes Aircraft Company. Prior to joining Hughes in 1985, Mr. Smith spent nearly 20 years with General Motors in a variety of financial management positions. Mr. Smith is also a Director of Alliant Techsystems, Inc., Anteon International Corporation, Ingram Micro Inc. and Teledyne Technologies, Inc. Mr. Smith holds a B.A. from Providence College and an MBA from Babson College. He also served as an officer in the US Army. Mr. Smith is also the Vice Chairman of the Board of Trustees of Providence College in Providence, RI.

JOHN C. HART.    Mr. Hart has served as a Director of the Company since February 1987. He served as Chairman of the Board of Directors from 1987 to April 1993. From 1982 until his retirement in 1993, Mr. Hart served as Vice President of Finance, Treasurer, Chief Financial Officer and a member of the Board of Directors of Louisiana-Pacific Corporation. Mr. Hart also served as interim President and Chief Executive Officer of the Company from May through November 2000. Mr. Hart holds a B.A. from the University of Oregon. Mr. Hart is also a trustee of the Columbia River Maritime Museum.

ANGUS L. MACDONALD.    Mr. Macdonald has served as a Director of the Company since April 2001. He is President and a founder of Venture Technology Merchants, Inc., an advisory and merchant banking firm to growth companies regarding capital formation, corporate development and strategy. From 1996 to 2000,

Mr. Macdonald was Senior Vice President and headed Special Situations in the health care equities research group at Lehman Brothers, Inc. Prior to joining Lehman Brothers, Mr. Macdonald was a senior securities analyst at Fahnestock, Inc. (now Oppenheimer). He holds a B.A. from the University of Pennsylvania and an MBA from Cranfield University, UK.

Recommendation of Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees for Director. If a quorum is present, the Company’s Bylaws provide that Directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

CORPORATE GOVERNANCE AND RELATED MATTERS

Communications with Directors

Shareholders and other parties interested in communicating directly with the Chairman or with the non-employee Directors as a group may do so by writing to the Chairman of the Board, c/o Corporate Secretary, FLIR Systems, Inc., 27700A SW Parkway Avenue, Wilsonville, Oregon 97070. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Meetings

During 2005 the Company’s Board of Directors held four meetings. Each incumbent Director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served. Under the Company’s Corporate Governance Principles, each Director is expected to commit the time necessary to prepare for and attend all regularly scheduled Board meetings and meetings of committees of the Board on which they serve, as well as the Company’s Annual Meeting of Shareholders. All members of the Company’s Board of Directors attended the 2005 Annual Meeting of Shareholders, except for Ronald L. Turner. Mr. Turner resigned from the Board on June 1, 2005.

Board of Directors Committees

The Board of Directors has standing Audit, Compensation and Corporate Governance Committees. Each committee operates pursuant to a written charter, which is reviewed annually. The charters may be viewed online at www.flir.com. The performance of each committee is reviewed annually. Each committee may obtain advice and assistance from internal or external legal, accounting and other advisors. The members of the committees, each of whom have been determined to be “independent” as defined by applicable Securities and Exchange Commission (the “SEC”) and Nasdaq Stock Market rules, are identified in the following table. Mr. Lewis, the Company’s President and Chief Executive Officer, is not “independent” as defined by applicable SEC and Nasdaq Stock Market rules.

Name	Audit	Corporate Governance	Compensation
John D. Carter		Chair
William W. Crouch		X
John C. Hart	X	X
Angus L. Macdonald	X		Chair
Michael T. Smith	Chair		X

The Audit Committee is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s systems of internal controls and the independence and performance of the independent registered public accounting firm. During fiscal year 2005, the Audit Committee held five meetings.

The Compensation Committee establishes executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company’s stock option plans. During fiscal year 2005, the Compensation Committee held two meetings.

The Corporate Governance Committee is responsible for recommending to the Board operating policies that conform to superior levels of corporate governance practice, overseeing the Board’s annual self-evaluation, locating qualified candidates to serve on the Board and recommending nominees to stand for election at each Annual Meeting of Shareholders. The Corporate Governance Committee seeks candidates to serve on the Board who are persons of integrity, with significant accomplishments and recognized business experience, who will bring a diversity of perspectives to the Board. During fiscal year 2005, the Corporate Governance Committee held three meetings.

Shareholder Nominations

The Corporate Governance Committee will consider recommendations by shareholders of individuals to consider as candidates for election to the Board of Directors. Any such recommendations should be submitted to the Corporate Secretary, FLIR Systems, Inc., 27700A SW Parkway Avenue, Wilsonville, Oregon 97070. Historically, the Company has not had a formal policy concerning shareholder recommendations to the Corporate Governance Committee (or its predecessors) because it believes that the informal consideration process in place to date has been adequate given that the Company has never received any Director recommendations from shareholders. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Corporate Governance Committee intends to periodically review whether a more formal policy should be adopted.

The Company’s Bylaws set forth procedures that must be followed by shareholders seeking to make nominations for Directors. In order for a shareholder of the Company to make any nominations, he or she must give written notice to the Corporate Secretary not less than 60 days nor more than 90 days prior to the date of any such Annual Meeting; provided, however, that if less than 60 days’ notice of the Annual Meeting is given to shareholders, such written notice must be delivered not later than the close of business on the 10th day following the day on which notice of the Annual Meeting was mailed or public disclosure of the Annual Meeting date was made. Each notice given by a shareholder with respect to nominations for the election of Directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of Common Stock that are beneficially owned by each such nominee. In addition, the shareholder making such nomination must promptly provide any other information reasonably requested by the Company.

Director Compensation

Under a policy adopted by the Board of Directors in 2006, each non-employee Director shall automatically be granted an option to purchase 10,000 shares of Common Stock and 1,000 shares of deferred stock under the Company’s 2002 Incentive Stock Option Plan on the date of the Company’s Annual Meeting. The options vest immediately upon grant while the shares of deferred stock fully vest one year from the date of grant. In addition, each non-employee Director receives a $50,000 annual retainer, an attendance fee of $1,500 for each meeting of the Board of Directors attended, and reimbursement for out-of-pocket and travel expenses incurred in attending Board meetings. The Chairman of the Audit Committee receives a $12,000 annual retainer, and the Chairmen of the Compensation and Corporate Governance Committees each receive a $6,000 annual retainer. Each non-employee Director who serves on the Audit Committee (other than the Chairman) receives a $6,000 annual retainer and the non-employee Directors who serve on the Compensation and Corporate Governance Committees (other than the Chairmen of such Committees), receive an annual retainer of $3,000.

Corporate Governance

FLIR maintains a Corporate Governance page on its website that includes key information about its corporate governance initiatives, including FLIR’s Corporate Governance Principles, Code of Ethical Business Conduct and charters for the committees of the Board of Directors. The Corporate Governance page can be found at www.flir.com within the Investor Relations segment of the website.

FLIR’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	the Board of Directors has adopted clear corporate governance policies;

•	a majority of the Board members are independent of FLIR and its management;

•	all members of the Board committees—the Audit, Compensation and Corporate Governance Committees—are independent;

•	the independent members of the Board of Directors meet regularly without the presence of management;

•	FLIR has a clear Code of Ethical Business Conduct that is monitored by its Senior Vice President for Corporate Operations and Law, who acts as the Company’s ethics officer, and is annually affirmed by its employees;

•	the charters of the Board committees clearly establish their respective roles and responsibilities;

•	FLIR has an ethics officer and an internet-based hotline monitored by EthicsPoint that is available to all employees, and FLIR’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters; and

•	FLIR has adopted a Code of Ethics for Senior Financial Officers that applies to its principle executive officer and all members of its finance department, including the Chief Financial Officer, Corporate Controller, Corporate Treasurer, Business Unit Controllers and Site Controllers. You may obtain a copy of the Company’s Code of Ethics for Senior Financial Officers by writing to the Corporate Secretary, FLIR Systems, Inc., 27700A SW Parkway Avenue, Wilsonville, Oregon 97070.

MANAGEMENT

Executive Officers

The executive officers of the Company are as follows:

Name	Age	Position
Earl R. Lewis	62	Chairman of the Board of Directors, President and Chief Executive Officer
Arne Almerfors	60	Executive Vice President and President, Thermography Division
Stephen M. Bailey	57	Senior Vice President, Finance and Chief Financial Officer
James A. Fitzhenry	50	Senior Vice President, Corporate Operations and Law
Denis A. Helm	67	Senior Vice President, Business Development
Daniel L. Manitakos	48	Senior Vice President and General Manager, Boston Operations
William A. Sundermeier	42	Co-President, Imaging Division
Andrew C. Teich	45	Co-President, Imaging Division
Anthony L. Trunzo	42	Senior Vice President, Corporate Strategy and Development

Information concerning the principal occupation of Mr. Lewis is set forth under “Election of Directors.” Information concerning the principal occupation during the last five years of the executive officers of the Company who are not also Directors of the Company is set forth below.

ARNE ALMERFORS.    Mr. Almerfors joined FLIR in December 1997 in connection with FLIR’s acquisition of AGEMA Infrared Systems AB, and currently serves as Executive Vice President and President of the Thermography Division. From 1995 to 1997, Mr. Almerfors was President and Chief Executive Officer of AGEMA Infrared Systems AB. He also served as President and Chief Executive Officer of CE Johansson AB, a manufacturer of coordinate measuring devices, from 1989 to 1995. Mr. Almerfors received his B.S., MBA, Masters in Political Science and certification for post-graduate courses in corporate finance and accounting from the University of Stockholm.

STEPHEN M. BAILEY.    Mr. Bailey joined FLIR in April 2000 as Senior Vice President, Finance and Chief Financial Officer. Prior to joining FLIR, Mr. Bailey served as Vice President and Chief Financial Officer of Bauce Communications, Inc., President of Pro Golf of Portland, Inc., and Chief Financial Officer and Chief Operating Officer of Desk2Web Technologies, Inc. From 1975 to 1988, Mr. Bailey served in various senior executive positions with AMFAC, Inc., including President of AMFAC Supply Company, Senior Vice President and Controller of AMFAC, Inc. and Senior Vice President and Controller of AMFAC Foods, Inc. A CPA, Mr. Bailey also worked at Touche Ross & Company (which subsequently became Deloitte & Touche) from 1970 to 1975. Mr. Bailey received his B.S. from Oregon State University.

JAMES A. FITZHENRY.    Mr. Fitzhenry joined FLIR in 1993 as Director of Administration and Corporate Counsel, and was appointed Senior Vice President, General Counsel and Secretary in 1995. In 2002, he was named Senior Vice President, Corporate Operations and Law. Prior to joining FLIR, Mr. Fitzhenry served in the White House under President George H. W. Bush, worked as legal counsel and legislative director to US Senator Mark O. Hatfield (R-Ore.), was appointed Deputy State Treasurer for the State of Oregon and practiced law in Portland, Oregon. Mr. Fitzhenry received his B.A. from the University of Oregon, his J.D. and MBA degrees from Willamette University and has attended post-graduate programs at Stanford University and the Wharton School of the University of Pennsylvania. On November 21, 2002, Mr. Fitzhenry consented to a Securities and Exchange Commission Order pursuant to which he agreed to cease and desist from committing or causing any violations and any future violations of Rule 13b2-2 of the Securities Exchange Act of 1934 (regarding reports to auditors), and agreed to a ban on appearing or practicing before the Securities and Exchange Commission as an attorney for five years. Mr. Fitzhenry neither admitted nor denied the findings contained in the Order.

DENIS A. HELM.    Mr. Helm joined FLIR in April 2002 as Senior Vice President, Business Development. Prior to joining FLIR, he was President of Thermo Electron Corporation’s Environmental Instruments Division

from 2000 to 2002 and Senior Vice President of Thermo Instrument Systems, Inc. from 1994 to 2000. Prior to 1994, Mr. Helm served in a number of capacities at Thermo Environmental Instruments, including Senior Engineer, Vice President and President. Mr. Helm holds a B.S. in Electrical and General Engineering and an M.S. in Electrical Engineering from Stevens Institute of Technology and an MBA from Boston University.

DANIEL L. MANITAKOS.    Mr. Manitakos joined FLIR in March 1999 as Vice President, Boston Operations and was appointed Senior Vice President and General Manager, Boston Operations in September 2000. Mr. Manitakos served as Vice President, Operations at Inframetrics, Inc. prior to its acquisition by FLIR in March 1999. Mr. Manitakos served in various engineering and operations capacities since joining Inframetrics in 1989. He received his B.S. in Mechanical Engineering from the University of Massachusetts, an M.S. in Mechanical Engineering from Northeastern University and an MBA from Suffolk University. Mr. Manitakos is also a Registered Professional Engineer in Massachusetts.

WILLIAM A. SUNDERMEIER.    Mr. Sundermeier joined FLIR in 1994 as Product Marketing Manager for Thermography Products and was appointed Director of Product Marketing for commercial and government products in 1995. In 1999, Mr. Sundermeier was appointed Senior Vice President for Product Strategy, focused on the integration of newly acquired companies. In September 2000, Mr. Sundermeier was appointed Senior Vice President and General Manager, Portland Operations. In April 2004, he was appointed Co-President of the Imaging Division, where he focuses primarily on the operation of the Boston, Portland, Sweden, and Santa Barbara Imaging factories. Prior to joining FLIR, Mr. Sundermeier was a founder of Quality Check Software, Ltd. (QCS) in 1993. From 1985 to 1993, Mr. Sundermeier served as Product Line Manager at Cadre Technologies, Inc. Mr. Sundermeier also served as Software/Hardware Intern Engineer at Tektronix, Inc. from 1980 to 1985. Mr. Sundermeier received his B.S. in Computer Science from Oregon State University and has attended post-graduate programs at the Oregon Graduate Institute and the Wharton School of the University of Pennsylvania. Mr. Sundermeier is also a Director of Max-Viz, Inc.

ANDREW C. TEICH.    Mr. Teich joined FLIR in March 1999 as Senior Vice President of Marketing. Mr. Teich was appointed Co-President of the Imaging Division in April of 2004. Prior to that, Mr. Teich had been serving as Senior Vice President, Sales and Marketing since 2000. From 1996, Mr. Teich served as Vice President of Sales and Marketing at Inframetrics, Inc. prior to its acquisition by FLIR in March 1999. From 1984 to 1996, Mr. Teich served in various capacities within the sales organization at Inframetrics, concluding in the role of Vice President of Sales in 1996. He holds a B.S. degree in Marketing from Arizona State University.

ANTHONY L. TRUNZO.    Mr. Trunzo joined FLIR in August 2003 as Senior Vice President, Corporate Strategy and Development. From 1996 until joining FLIR, Mr. Trunzo was Managing Director in the Investment Banking Group at Banc of America Securities, LLC. From 1986 to 1996, he held various positions at PNC Bank, NA. Mr. Trunzo holds a B.A. in Economics from the Catholic University of America and an MBA with a concentration in Finance from the University of Pittsburgh.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides information concerning the compensation of the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the “named executive officers”) for the fiscal years ending December 31, 2005, 2004 and 2003.

	Annual Compensation			Long-Term Compensation	All Other(1)
Stock Options Granted
Name and Principal Position	Year	Salary	Bonus
Earl R. Lewis Chairman of the Board of Directors, President and Chief Executive Officer	2005 2004 2003	$644,231 500,000 497,308	$650,000 915,000 500,000	400,000 150,000 —	$7,000 6,500 6,000

Arne Almerfors Executive Vice President and President, Thermography Division	2005 2004 2003	419,397 368,514 309,125	198,000 200,000 150,000	80,000 60,000 —	49,357 50,144 41,855

Stephen M. Bailey Senior Vice President, Finance and Chief Financial Officer	2005 2004 2003	293,135 262,115 247,692	188,000 185,000 130,000	75,000 60,000 —	7,000 6,500 6,000

Andrew C. Teich Co-President, Imaging Division	2005 2004 2003	275,096 251,154 233,269	150,000 170,000 140,000	75,000 60,000 —	7,000 6,500 6,000

William A. Sundermeier Co-President, Imaging Division	2005 2004 2003	272,154 237,115 223,269	150,000 170,000 130,000	75,000 60,000 —	7,000 6,500 6,000

(1)	The amounts set forth under All Other represent amounts contributed on behalf of the named executive officers to retirement plans.

Supplemental Executive Pension Plan

In 2001, the Company adopted a Supplemental Executive Retirement Plan (“SERP” or the “Plan”) that provides retirement benefits to certain executive officers in the United States. Under the SERP, separate unfunded retirement accounts are established for each eligible officer and such accounts are credited with an amount equal to 10% of such officer’s compensation during each Plan year. The retirement accounts earn interest at the prime interest rate plus 2%. Vesting in the retirement accounts is based upon the age of the officer and increases annually with full vesting provided at the earlier of age 60 or after 10 years of service. Upon normal retirement, the officer is entitled to receive the amount in their respective retirement account in equal annual installments, including principal and interest, over 20 years. The Plan also provides for a minimum retirement benefit that is equal to 25% of the greater of the officer’s compensation during that officer’s last 12 months of employment or the average of the officer’s two highest years of compensation while employed by the Company. The Plan defines normal retirement as termination of employment with the Company at or after age 60. There are early retirement provisions in the Plan established based upon termination of employment at or after age 55 with at least five full years of service. Under these early retirement provisions, the minimum annual retirement benefit is reduced by 6% for each year prior to age 60 in which the termination occurs. At December 31, 2005 , the estimated minimum annual benefits for each of the named executive officers, assuming full vesting, is as follows: Mr. Lewis—$375,000; Mr. Bailey—$128,770; Mr. Teich—$195,463; and Mr. Sundermeier—$221,601; Mr. Almerfors is not eligible to participate in the Plan.

Stock Options

The following table sets forth information concerning options granted to the named executive officers during the year ended December 31, 2005 under the Company’s stock options plans:

	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees In 2005	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name					5%	10%
Earl R. Lewis	400,000	16.4%	$36.11	2/4/2015	$3,990,611	$8,818,206
Arne Almerfors	80,000	3.3%	36.11	2/4/2015	798,122	1,763,641
Stephen M. Bailey	75,000	3.1%	36.11	2/4/2015	748,240	1,653,414
Andrew C. Teich	75,000	3.1%	36.11	2/4/2015	748,240	1,653,414
William A. Sundermeier	75,000	3.1%	36.11	2/4/2015	748,240	1,653,414

(1)	These options were fully vested on the date of grant, February 4, 2005.

(2)	The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a five-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

Options Exercised in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth, for each of the named executive officers, the shares acquired upon option exercises during 2005 and the related value realized, and the number and value of unexercised options as of December 31, 2005.

	Options Exercised in Last Fiscal Year		Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options At December 31, 2005(2)
Name	Number of Shares	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Earl R. Lewis	—	$—	1,696,152	—	$14,433,318	—
Arne Almerfors	—	—	280,000	—	2,006,000	—
Stephen M. Bailey	182,600	4,137,656	372,400	—	3,028,461	—
Andrew C. Teich	—	—	342,000	—	2,730,820	—
William A. Sundermeier	150,000	3,669,710	225,000	—	1,119,000	—

(1)	The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.

(2)	The value of unexercised in-the-money options is based on the difference between $22.33, which was the closing price of the Common Stock on December 31, 2005, and the applicable exercise price.

Employment Agreement

The Company entered into an Employment Agreement (the “Agreement”) with Mr. Lewis on February 14, 2006 pursuant to which Mr. Lewis is employed by the Company as President and Chief Executive Officer. The Agreement is for a term ending January 1, 2008, and provides for a minimum annual base salary of $700,000 for 2006 and $750,000 for 2007 and annual bonus eligibility based on the Company achieving certain levels of diluted earnings per share as provided in the Agreement. Pursuant to the Agreement, Mr. Lewis will also be eligible for grants of stock options based upon achievement of objectives and for such quantity as determined by the Compensation Committee of the Company’s Board of Directors. If Mr. Lewis terminates the Agreement or the Company terminates the Agreement for “Cause” (as defined in the Agreement), Mr. Lewis would be paid through the date of termination. If the Company terminates the Agreement without Cause, the Company would be required to continue to pay Mr. Lewis an amount equal to his base salary in effect at the time of termination for a period equal to the greater of 18 months or the remaining term of the Agreement plus certain bonus payments. In addition, if the Company terminates the Agreement without Cause, all options granted to Mr. Lewis will immediately vest. In the event that the Agreement terminates as a result of the death of Mr. Lewis, the Company would be required to pay an amount equal to one year’s base salary to Mr. Lewis’ estate or designated beneficiary. The Agreement also provides that Mr. Lewis will be entitled to all benefits made available to other executive officers and provides for the payment of certain housing, relocation, and automobile and travel expenses incurred by Mr. Lewis.

Compensation Committee Report

Under rules established by the SEC, the Company is required to provide certain data and information with respect to the compensation and benefits provided to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

Executive Compensation Philosophy. The Compensation Committee of the Board of Directors is composed entirely of non-employee Directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company’s executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

Executive Compensation Components.    The key components of the Company’s compensation program are base salary, an annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers’ interests with those of shareholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

Base Salary.    Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive’s performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 2005 were reasonable as compared to amounts paid by companies of similar size.

Annual Incentive.    The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company earnings criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer’s compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company’s achievement of certain earnings criteria. The Compensation Committee believes that executive officer annual bonuses for 2005 were reasonable as compared to amounts paid by companies of similar size with similar financial results.

Stock Options.    The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer’s actual and potential contribution to the Company’s growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance shareholder value by aligning the financial interests of executive officers with those of shareholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of Common Stock occurs over a number of years.

Compensation of Chief Executive Officer.    Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Earl R. Lewis, the President and Chief Executive Officer of the Company, for services rendered in 2005. Mr. Lewis received a base salary of $650,000 for 2005. He also received an annual bonus of $650,000 and stock options to purchase 400,000 shares of Common Stock.

COMPENSATION COMMITTEE

Angus L. Macdonald, Chair

Michael T. Smith

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(2)
Equity Compensation Plans Approved by Shareholders (3)	8,240,997	$18.39	9,246,725
Equity Compensation Plans Not Approved by Shareholders (4)	—	—	—

Total (5)	8,240,997	$18.39	9,246,725

(1)	Excludes purchase rights accruing under the Company’s 1999 Employee Stock Purchase Plan (the “Purchase Plan”) which has a shareholder approved reserve of 6,000,000 shares. Under the Purchase Plan, each eligible employee may purchase shares of Common Stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the Common Stock on the enrollment date for the offering period in which that semi-annual purchase date occurs or (ii) the fair market value on the semi-annual purchase date.

(2)	Includes shares available for future issuance under the Purchase Plan. As of December 31, 2005, an aggregate of 4,718,923 shares of Common Stock were available for issuance under the Purchase Plan.

(3)	Consists of the Company’s 1992 Stock Incentive Plan, 1993 Stock Option Plan for Non-employee Directors, 1999 Employee Stock Purchase Plan and 2002 Stock Incentive Plan.

(4)	The Company does not have any equity compensation plans or arrangements that have not been approved by shareholders.

(5)	This table does not include information for equity compensation plans assumed by the Company in connection with the acquisition of Indigo Systems Corporation that originally established those plans. As of December 31, 2005, a total of 154,677 shares of Common Stock were issuable upon exercise of options assumed under those plans. The weighted average exercise price of those options is $2.18 per share. No additional options may be granted under those plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during the fiscal year ended December 31, 2005, were Angus Macdonald and Michael Smith.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) requires the Company’s Directors and executive officers and beneficial owners of more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of such reports received by it with respect to fiscal 2005, or written representations from certain reporting persons, the Company believes that no Director, executive officer or beneficial owner of more than 10% of the outstanding Common Stock of the Company failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of Common Stock as of December 31, 2005 by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s Directors, (iii) each of the Company’s named executive officers, and (iv) all Directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent Common Stock Outstanding
FMR Corp. (2) 82 Devonshire Street Boston, MA 02109	10,399,214	15.0%
EARNEST Partners, LLC (4) 75 Fourteenth Street, Suite 2300 Atlanta, Georgia 30309	9,355,626	13.5%
T. Rowe Price Associates, Inc. (3) 100 E. Pratt Street Baltimore, MD 21202	6,364,700	9.2%
Franklin Resources, Inc. (5) One Franklin Parkway San Mateo, California 94403	5,535,425	8.0%
Earl R. Lewis	2,075,357	2.9%
John D. Carter	56,000	*
William W. Crouch	24,000	*
John C. Hart	62,000	*
Angus L. Macdonald	78,000	*
Michael T. Smith	74,000	*
Steven E. Wynne	172,400	*
Arne Almerfors	332,480	*
Stephen M. Bailey	454,701	*
Andrew C. Teich	410,762	*
William A. Sundermeier	233,225	*
Directors and Executive Officers as a group (15 persons)	5,134,123	7.0%

*	Less than one percent (1%).

(1)	Applicable percentage of ownership is based on 69,215,958 shares of FLIR Common Stock outstanding as of December 31, 2005. Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from December 31, 2005 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. No Director or executive officer had options that will become exercisable within 60 days from December 31, 2005.

(2)	This information as to beneficial ownership is based on a Schedule 13G/A filed by FMR Corp with the Securities and Exchange Commission on February 14, 2006. The Schedule 13G/A states that FMR Corp and its affiliates are the beneficial owners of 10,399,214 shares of Common Stock as to which certain affiliates of FMR Corp have sole dispositive power, including 1,831,809 shares of Common Stock as to which they have sole voting power.

(3)	This information as to beneficial ownership is based on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the Securities and Exchange Commission on February 14, 2006. The Schedule 13G/A states that Price Associates are the beneficial owners of 6,364,700 shares of Common Stock as to which they have sole dispositive power, including 1,123,900 shares of Common Stock as to which they have sole voting power. These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	This information as to beneficial ownership is based on a Schedule 13G/A filed by EARNEST Partners, LLC with the Securities and Exchange Commission on February 6, 2006. The Schedule 13G/A states that EARNEST Partners, LLC are the beneficial owners of a total of 9,355,626 shares of Common Stock as to which they have sole dispositive power, including 3,224,971 shares of Common Stock as to which they have sole voting power and 3,531,737 shares of Common Stock as to which they have shared voting power.

(5)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Franklin Resources, Inc. with the Securities and Exchange Commission on February 13, 2006. The Schedule 13G/A states that Franklin Resources, Inc. and it’s affiliates are the beneficial owners of 5,535,425 shares of Common Stock as to which they have sole dispositive power, including 5,412,185 shares of Common Stock as to which they have sole voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

INFORMATION CONCERNING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed KPMG LLP to act as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006, subject to the ratification of such appointment by the Company’s shareholders. KMPG LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2005.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 2006. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

A representative of KPMG LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s systems of internal controls and the independence and performance of the independent registered public accounting firm. The Audit Committee is comprised of three non-employee Directors, each of whom is an independent Director as defined in Section 10A(m) of the Securities Exchange Act of 1934, and Rule 10A-3 promulgated thereunder and by the listing rules of the Nasdaq Stock Market. The Audit Committee operates pursuant to a written charter approved by the Board of Directors. The charter is reviewed annually. The Board of Directors has determined that Mr. Smith qualifies as the “audit committee financial expert” for purposes of regulations of the Securities and Exchange Commission. A copy of the charter is available for review on the Company’s web site at www.flir.com.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is accountable to the Audit Committee and is responsible for performing an independent audit of those consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the Company’s consolidated statements with generally accepted accounting principles. The Audit Committee acts in an oversight capacity and its responsibility is to monitor and review these processes. The Audit Committee selects, hires and evaluates the independent registered public accounting firm. In its oversight role the Audit Committee relies, without independent verification, on management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the report of the Company’s independent registered public accounting firm, KPMG LLP, with respect to the Company’s consolidated financial statements.

The Audit Committee held five meetings during 2005. At each of these meetings, the Audit Committee met with senior members of the Company’s financial management team, the Company’s President and Chief Executive Officer and the Company’s independent registered public accounting firm. The Audit Committee held private sessions at each of these meetings with KPMG LLP, at which discussions of financial management, accounting and internal controls took place. The Audit Committee reviewed with KPMG LLP the overall scope and plans for their audit, the results of the audit examinations, the adequacy of the Company’s internal controls and the quality of the Company’s financial reporting.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2005 with management and representatives of KPMG LLP, including a discussion of the quality, not simply the acceptability, of the accounting principles used and the reasonableness of significant judgments made by management. The Audit Committee also discussed with representatives of KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61), “Communication with

Audit Committees.” SAS 61 requires the Company’s independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s consolidated financial statements with respect to:

•	their responsibility under generally accepted auditing standards,

•	critical accounting policies and estimates,

•	significant management judgments and accounting estimates,

•	any significant audit adjustments,

•	any significant internal controls deficiencies,

•	any disagreements with management,

•	any difficulties encountered in performing the audit, and

•	any misstatements in interim financial reporting.

The Audit Committee discussed with KPMG LLP their independence. KPMG LLP provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” to the effect that, in their professional judgment, KPMG LLP is independent of the Company within the meaning of the federal securities laws. The Audit Committee also discussed with KPMG LLP that the provision of non-audit services was compatible with KPMG LLP maintaining their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Michael T. Smith, Chair

John C. Hart

Angus L. Macdonald

Fees Paid To KPMG LLP

All services to be provided by KPMG LLP are required to be approved by the Audit Committee, in advance. The audit and audit related services are approved annually. With respect to services for other than audit and audit related services, at least annually, the independent registered public accounting firm submits to the Audit Committee, for its approval, anticipated engagements for the ensuing year, either at the time that the Audit Committee reviews and approves the annual audit engagement, or at a time specifically scheduled for reviewing such other services. Quarterly, and in conjunction with the Audit Committee’s regularly scheduled meetings, the independent registered public accounting firm presents to the Audit Committee for pre-approval any proposed engagements not previously reviewed and approved. In the event that an audit or non-audit service requires approval prior to the next regularly scheduled meeting of the Audit Committee, the auditor must contact the Chairman of the Audit Committee to obtain such approval. The approval must be reported to the Audit Committee at its next regularly scheduled meeting.

The aggregate fees billed by KPMG LLP for professional services rendered for the fiscal years ending December 31, 2005 and 2004 were as follows:

	Year Ending December 31,
	2005	2004
Audit Fees	$1,529,000	$1,515,000
Audit-Related Fees	17,000	19,000
Tax Fees	265,000	518,000

Total Fees	$1,811,000	$2,052,000

Audit Fees.    Audit fees includes fees for services rendered for the audit of the annual financial statements included in Form 10-K, audit of internal control over financial reporting and review of the quarterly financial statements included in Form 10-Q. In addition, amounts included fees for statutory filings and audits, issuance of consents, comfort letters on registered offerings and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees.    Audit-related fees include fees for services rendered for an audit of an employee benefit plan.

Tax Fees.    Tax fees include fees principally for tax compliance, and to a lesser extent, tax planning and tax advice.

STOCK PERFORMANCE GRAPH

The information contained in the stock performance graph shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into such filing. Management of the Company cautions that the stock price performance information shown in the graph below is provided as of December 31, 2005, and may not be indicative of current stock price levels or future stock price performance.

The graph depicted below shows a comparison of cumulative total shareholder returns for the Common Stock with the cumulative total return on the Standard & Poor’s MidCap 400 Index and the Standard & Poor’s 600 Electronic Equipment Manufacturers Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG FLIR SYSTEMS, INC., THE S&P MIDCAP 400 INDEX

AND THE S&P 600 ELECTRONIC EQUIPMENT MANUFACTURERS INDEX

*	This graph covers a period of five years commencing December 31, 2000 and ending December 31, 2005. The graph assumes that $100 was invested in the Company on December 31, 2000 and in each index, and that all dividends were reinvested. No cash dividends have been declared on shares of Common Stock.

The stock performance graph was plotted using the following data:

	Dec 00	Dec 01	Dec 02	Dec 03	Dec 04	Dec 05
FLIR Systems, Inc.	100.00	681.71	877.30	1,312.36	2,293.57	1,605.75
S&P MidCap 400 Index	100.00	99.40	84.97	115.24	134.23	151.08
S&P 600 Electronic Equipment Manufacturers Index	100.00	78.58	57.65	83.95	93.38	87.53

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company’s 2007 Proxy Statement. Any such proposal must be received by the Company not later than November 3, 2006. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement. Alternatively, under the Company’s bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s Proxy Statement pursuant to Rule 14a-8 may be delivered to the Corporate Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an Annual Meeting, unless notice or public disclosure of the date of the Annual Meeting occurs less than 60 days prior to the date of such Annual Meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure thereof was made. A shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2006 Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by Directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, W.F. Doring & Co. may solicit proxies at an approximate cost of $3,500 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2005 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2005 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, FLIR Systems, Inc., 27700A SW Parkway Avenue, Portland, Oregon 97070 .

By Order of the Board of Directors

Earl R. Lewis

Chairman of the Board of Directors, President

and Chief Executive Officer

Portland, Oregon

March 8, 2006

FLIR SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of FLIR Systems, Inc., an Oregon corporation (the “Company”), hereby appoints Earl R. Lewis and James A. Fitzhenry, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. on April 26, 2006 at Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205, and any adjournments or postponements thereof upon the following matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company’s Proxy Statement and hereby revokes any proxy or proxies previously given.

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SEE REVERSE SIDE

FOR the nominees WITHHOLD AUTHORITY listed below to vote for all (except as indicated below) nominees listed below

1. Election of three directors, one for a two-year term and two for three-year terms.

01 William W. Crouch for a two-year term expiring in 2008 02 Earl R. Lewis and 03 Steven E. Wynne, each for a three-year term expiring in 2009.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee’s name in this space:

FOR AGAINST ABSTAIN

2. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

Please check this box if you plan to attend the Annual Meeting.

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

Typed or Printed name(s)

Authorized Signature

Title or authority, if applicable

Dated: , 2006

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

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